Filed Pursuant to Rule 424(b)(5)
Registration No. 333-293390

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 20, 2026)

Up to $75,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM (sales agreement) with Jefferies LLC (Jefferies), dated July 2, 2026, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement, we may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $75,000,000 from time to time through Jefferies, acting as our sales agent.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ENTA.” On July 1, 2026, the last reported sale price of our common stock on the Nasdaq Global Select Market was $14.77 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled under the terms of the sales agreement at a commission rate of up to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act). See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is July 2, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you from those documents which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care.

When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Jefferies has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” “the Company” or “Enanta” in this prospectus supplement refer collectively to Enanta Pharmaceuticals, Inc. and its subsidiary.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the section in this prospectus supplement titled “Risk Factors,” under the headings “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2025, “Part II, Item 1A. Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, and in our other filings with the SEC and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We are a biotechnology company that uses our robust, chemistry-driven approach and drug discovery capabilities to discover and develop small molecule drugs for virology and immunology indications.

Virology:

We discovered glecaprevir, the second of two antiviral protease inhibitors developed through our collaboration with AbbVie for the treatment of acute or chronic infection with hepatitis C virus, or HCV. Glecaprevir is co-formulated as part of AbbVie’s leading brand of direct-acting antiviral combination treatment for HCV, which has been marketed under the tradenames MAVYRET® (U.S.) and MAVIRET® (ex-U.S.) (glecaprevir/pibrentasvir) since 2017 for the treatment of chronic HCV. MAVYRET® was also approved as the first and only treatment for acute HCV infection in June 2025.

Our active development programs in virology are focused on respiratory syncytial virus, or RSV, the most common cause of bronchiolitis and pneumonia in young children and a significant cause of respiratory illness in older adults. Populations at high risk for severe RSV infection include infants and young children, adults older than 65 years of age, and those with comorbidities such as chronic heart or lung disease. We have two clinical stage product candidates for RSV – zelicapavir and EDP-323. Both candidates inhibit viral replication and the production of new virions. Zelicapavir, which has Fast Track designation from the U.S. Food and Drug Administration, or the FDA, is an inhibitor of the RSV N-protein for both major subgroups of RSV. In September 2025, we announced positive topline results from a Phase 2b randomized, double-blind, placebo-controlled study evaluating zelicapavir in high-risk adults with RSV, and in December 2024, we announced positive topline results from the first-in-pediatrics Phase 2 study evaluating zelicapavir in hospitalized and non-hospitalized children aged 28 days to 36 months with RSV. In these Phase 2 clinical studies, zelicapavir has demonstrated a favorable safety profile, consistent with that observed in over 700 subjects exposed to zelicapavir to date, as well as antiviral activity and reductions in symptom duration. We recently announced plans to initiate a registrational Phase 2b/3 clinical trial in adults at high risk of severe outcomes from RSV infection and a Phase 2b clinical trial of zelicapavir in pediatric patients with RSV, as discussed below. EDP-323, which also has a Fast Track designation from the FDA, is an inhibitor of the RSV L-protein for both major subgroups of RSV that has completed a Phase 2 challenge study. We believe EDP-323 has the potential to be used alone, or in combination with other RSV mechanisms such as an N-protein inhibitor like zelicapavir, to broaden the treatment window or addressable patient populations. In parallel, we are exploring potential business development opportunities related to our RSV programs.

We also have clinical-stage programs in virology for SARS-CoV-2, the virus that causes COVID-19, and Hepatitis B virus, or HBV, the most prevalent chronic hepatitis.

Immunology:

In immunology, we are designing and developing highly potent and selective, oral small molecule inhibitors for the treatment of type 2 inflammatory disease by targeting key mechanisms of the immune response. An overactive immune response is a primary driver of a number of inflammatory diseases for which there is an enduring unmet need including atopic dermatitis, or AD, urticaria, asthma, prurigo nodularis, or PN, chronic rhinosinusitis with nasal polyps, or CRSwNP, as well as some forms of chronic obstructive pulmonary disease, or COPD, eosinophilic esophagitis, or EoE, allergic rhinoconjunctivitis, or ARC, and other conditions. Based on industry reports, by 2032 the market is projected to be approximately $40 billion for urticaria and AD, approximately $40 billion for the combined market of asthma, COPD, CRSwNP, EoE, ARC and PN and could include an additional approximately $40 billion or greater taking into account potential expansion into gastrointestinal and neurology indications thought to be associated with mast cells.

Our initial immunology targets involve the following mechanisms:

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KIT, a receptor tyrosine kinase, critical for regulating mast cell survival and activation, including release of potent inflammatory mediators such as histamine, which is a primary driver of inflammation and implicated in multiple allergic diseases;

•	STAT6, a transcription factor uniquely responsible for interleukin-4, or IL-4, and interleukin-13, or IL-13, cell signaling, which drives a type 2 dominant phenotype and downstream inflammation; and

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MRGPRX2, a non-canonical G-Protein-Coupled-Receptor, or GPCR, expressed predominantly on mast cells, which upon activation triggers degranulation and release of inflammation mediating components, leading to an inflammatory response that is a driver in multiple allergic diseases.

These mechanisms are implicated, along with others, in several diseases, and it is not uncommon for an efficacious treatment for one disease to be tested and approved for other immunology indications. In addition, these mechanisms are orthogonal approaches that may provide additive or complementary benefit if used in combination. We currently plan to focus our initial immunology drug development proof-of-concept efforts on the following disease indications:

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Urticaria, including chronic spontaneous urticaria, or CSU, a severely debilitating, chronic inflammatory skin disease manifested by hives, angioedema, which is swelling of soft tissues, or both, but with no identified triggers, which has an estimated global prevalence of between 0.5% – 1% of the population, resulting in approximately 1.75-3.5 million people with this condition at any given time in the U.S. alone or chronic inducible urticaria (CIndU) of various forms with a variety of known triggers; and

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Atopic dermatitis, or AD, a chronic dermatological disease characterized by dry, red, inflamed, irritated and itchy skin with significant quality of life impacts such as leading a limited lifestyle, avoidance of social interactions and a reduced range of activities, with AD affecting 7.3% of the U.S. adult population, of whom approximately 40% have moderate to severe disease.

We have a clinical-stage program to develop oral KIT inhibitors for the treatment of CSU and potentially other mast cell-associated indications by depleting mast cells, thereby addressing a primary driver of these diseases. We have selected EDP-978 as our clinical candidate. EDP-978 demonstrates potent nanomolar activity in both binding and cellular function assays, sub-nanomolar activity in vivo, and high selectivity for KIT versus other kinases. EDP-978 also demonstrates strong in vitro and in vivo absorption, distribution, metabolism and excretion, or ADME, properties, supporting once-daily dosing. In April 2026, we dosed our first participant in a randomized, double-blind, placebo-controlled, first-in-human Phase 1 clinical trial. The trial is expected to enroll approximately 98 healthy adult volunteers, ranging in age from 18 to 65 years old, to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics, including serum tryptase, of EDP-978. The trial includes a single ascending dose (SAD) phase, with a two-part food-effect cohort, and a multiple ascending dose (MAD) phase with a 14-day treatment period. We expect to report topline data from this trial in the fourth quarter of 2026.

We have a preclinical stage program to develop oral inhibitors of the signal transducer and activator of transcription 6 transcription factor, known as STAT6, for the treatment of type 2 immune-driven diseases. STAT6 is responsible for IL-4/IL-13 signaling, the pathway targeted by dupilumab, an IL-4 and IL-13 monoclonal antibody marketed as DUPIXENT®. We are initially focusing on AD for a proof-of-concept clinical study, and subsequently other indications where dupilumab is approved or has shown clinical activity. EPS-3903 is our lead development candidate, which has demonstrated nanomolar potency in both binding and cellular assays and is highly selective for STAT6 versus other STATs. EPS-3903 results in a rapid, continuous and complete (>90%) inhibition of phosphorylated STAT6 after oral dosing in mice. Importantly, EPS-3903 shows in vivo efficacy comparable to dupilumab, or an anti-mouse IL-4/IL-13 antibody, in multiple disease models of asthma (ovalbumin, house dust mite) and AD (MC903). EPS-3903 displays favorable in vitro and in vivo ADME properties, supportive of once-daily dosing potential. We are currently performing scale-up and Investigational New Drug application, or IND, enabling activities and are on track to file an IND in the second half of 2026.

In January 2026, we announced a preclinical program targeting MRGPRX2, a GPCR expressed predominantly on mast cells, for the treatment of type 2 immune driven diseases. MRGPRX2 inhibitors act through non-depleting mast cell modulation, including IgE-independent pathways, and may have the potential to address multiple chronic inflammatory diseases, including atopic dermatitis, asthma, prurigo nodularis and others, with strong efficacy and a best-in-disease safety profile as well as potential in migraine. Currently, our prototype inhibitors demonstrate MRGPRX2 inhibition with nanomolar potency (EC50 of 1-2nM) in cellular assays and prevent skin mast cell activation in humanized MRGPRX2 mouse models. Further, our prototype inhibitors show potent activity across multiple MRGPRX2 agonists, with high selectivity for MRGPRX2 versus other GPCRs. These prototypes also demonstrate favorable in vitro and in vivo ADME properties, supportive of once-daily dosing potential. We are continuing to evaluate multiple compounds in preclinical studies and expect to select a development candidate in the second half of 2026.

Recent Developments

Advancement of Zelicapavir Clinical Development Program for the Treatment of RSV

On June 18, 2026, Enanta announced the advancement of its zelicapavir clinical development program for the treatment of RSV, following a successful End-of-Phase 2 meeting with the FDA. Enanta also announced plans to initiate a Phase 2b clinical trial of zelicapavir in pediatric patients with RSV. The Company estimates a global market opportunity of over $2 billion for an oral RSV antiviral for children and all high-risk adults, with a potential total addressable population of greater than 3 million patients in the United States. Estimates indicate that RSV leads to up to 6.8 million outpatient visits, approximately 370,000 hospitalizations, and up to 24,000 deaths in the United States annually. Additionally, the Company believes that the recent FDA approval of combination self-tests capable of detecting RSV, influenza and COVID-19 may further expand the addressable patient population by increasing RSV diagnosis rates and enabling a test-to-treat model for zelicapavir.

The Phase 2b/3 randomized, double-blind, placebo-controlled, multicenter global trial will evaluate the efficacy and safety of zelicapavir in adult outpatients who test positive for RSV and have had respiratory tract infection symptoms for no more than 3 days. Patients will have at least one of the following risk factors: 75 years of age or older, COPD, or congestive heart failure (CHF) (together, the “HR3 population”). These risk factors are the same as the HR3 population in the Company’s previous Phase 2 RSVHR trial where a one-week reduction in time to complete resolution of symptoms and a reduction in hospitalization was observed. Patients will receive an oral dose of 800mg of zelicapavir or placebo once daily for 7 days and be evaluated for 28 days thereafter. The primary endpoint is the time to complete resolution of all 13 RSV symptoms as measured by the Company’s RiiQ™ tool. A key secondary endpoint will evaluate hospitalization rate, with other secondary endpoints of additional clinical efficacy measures, antiviral activity and safety of zelicapavir. The primary analysis set is the modified intent to treat population of unvaccinated patients; vaccinated patients will be capped at 10% of enrolled patients and will be included in a separate supportive intent to treat analysis. The Phase 2b portion of the study will include a minimum of 200 patients and is designed to confirm the primary endpoint and treatment effect size in the targeted population with the optimized dosing duration and will further support the Phase 3 portion of approximately 660 patients. The Company expects to initiate this study in the fourth quarter of 2026, with data from the Phase 2b portion targeted for 2027.

The Phase 2b, double-blind, placebo-controlled, multicenter trial in pediatric patients is designed to evaluate the efficacy and safety of zelicapavir in hospitalized and non-hospitalized children with up to 72 hours of respiratory tract infection symptoms who test positive for RSV. Approximately 150 participants, from 28 days to 36 months of age, will receive 5mg/kg (for participants less than 12 months old) or 7.5 mg/kg (for participants 12 months of age or older) of zelicapavir or placebo once daily for 7 days and be evaluated for 28 days thereafter. The primary endpoint is the time to complete resolution of clinical signs of RSV as measured by the RESOLVE-P clinical scoring scale. Secondary endpoints will evaluate additional clinical efficacy measures, antiviral activity, and safety of zelicapavir. The trial is being conducted in Thailand in collaboration with the Penta Foundation and the AMS PHPT Research Unit at Chiang Mai University. The Company expects to initiate this Phase 2b study in the third quarter of 2026 with topline data targeted for 2027.

Corporate Information

We are a Delaware corporation, incorporated in 1995. Our principal executive offices are located at 4 Kingsbury Avenue, Watertown, Massachusetts 02472, and our telephone number is (617) 607-0800. Our web site address is www.enanta.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement or the accompanying prospectus.

Implications of being a smaller reporting company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a smaller reporting company, we may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter (March 31st), or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter (March 31st).

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75.0 million.

Common stock to be outstanding immediately after this offering	Up to 34,139,012 shares (as more fully described in the notes following this table), assuming sales of 5,077,860 shares of our common stock in this offering at an offering price of $14.77 per share, which was the last reported sale price of our common shares on the Nasdaq Global Select Market on July 1, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term and long-term investments to fund our clinical trials, research, and development efforts, as well as for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement for more information.

Risk Factors	Investing in our common stock involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Nasdaq Global Select Market symbol	“ENTA”

The above discussion and table are based on 29,061,152 shares of common stock outstanding as of March 31, 2026, and excludes:

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6,740,178 shares of common stock issuable upon the exercise of options outstanding under our 2019 Equity Incentive Plan, or 2019 Plan, our 2012 Equity Incentive Plan and our 2024 Inducement Stock Incentive Plan, or Inducement Plan, as of March 31, 2026, with a weighted-average exercise price of $32.21 per share;

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627,055 shares of common stock issuable upon vesting and settlement of restricted stock units, performance share units and relative total stockholder return units outstanding under our equity incentive plans as of March 31, 2026;

•	1,988,454 shares of common stock reserved for future issuance under our 2019 Plan as of March 31, 2026; and

•	344,507 shares of common stock reserved for future issuance under our Inducement Plan as of March 31, 2026.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercise or forfeiture of any outstanding options or settlement of restricted stock units, performance share units and relative total stockholder return units since March 31, 2026.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in our common stock.

Additional risks related to the offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds. We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and short-term and long-term investments, to fund our clinical trials, research, and development efforts, as well as for working capital and other general corporate purposes. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase our common stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,077,860 shares of our common stock are sold at a price of $14.77 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on July 1, 2026, for aggregate gross proceeds of $75.0 million, and after deducting 3.0% in commissions as well as estimated offering expenses payable by us, you would experience immediate dilution of $9.23 per share, representing the difference between our as-adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering and the assumed public offering price. The exercise of outstanding stock options would result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue to incur commercialization, drug development and selling, general and administrative costs, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to Jefferies to sell shares of our common stock at any time throughout the term of the sales agreement. The number of shares, if any, that are sold through Jefferies after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Jefferies in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold, if any, will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition, as well as assumptions relating to the foregoing, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about overall trends, royalty revenue trends, research and clinical development plans, including the status and timing of our current and planned clinical trials, the efficacy and safety profile of our product candidates, our ability to maintain and recognize the benefits of certain designations received by product candidates, liquidity and capital needs and other statements of expectations, beliefs, future plans and strategies, anticipated use of proceeds from this offering, estimates of our cash, cash equivalents and marketable securities as of March 31, 2026, our beliefs about the length of time over which our capital resources will be sufficient to meet our anticipated cash requirements, anticipated events or trends and similar expressions. These forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These forward-looking statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate.

Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed subsequent to the end of the year covered by such annual report. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. You should not rely upon forward-looking statements as predictions of future events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus, the documents that we reference in the prospectus supplement and the accompanying prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus also contain estimates and other information concerning our industry and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Unless otherwise expressly stated, we obtained this industry, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75.0 million from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We currently intend to use the net proceeds from the sale of shares of our common stock in this offering, together with our existing cash, cash equivalents and short-term and long-term investments, to fund our clinical trials, research, and development efforts, as well as for working capital and other general corporate purposes.

As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their use, we intend to invest the net proceeds of this offering in cash items, certificates of deposit or direct or guaranteed obligations of the United States government.

DILUTION

Our net tangible book value as of March 31, 2026 was approximately $116.6 million, or $4.01 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding as of March 31, 2026.

After giving effect to the sale of up to 5,077,860 shares of our common stock in this offering at an assumed public offering price of $14.77 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on July 1, 2026, and after deducting 3.0% in commissions as well as estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2026 would have been approximately $189.1 million, or $5.54 per share. This represents an immediate increase in net tangible book value of $1.53 per share to existing stockholders and immediate dilution of $9.23 per share to investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis. The as-adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of our common stock in the aggregate amount of $75.0 million is sold at the assumed public offering price of $14.77 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on July 1, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$14.77
Net tangible book value per share as of March 31, 2026	$4.01
Increase in net tangible book value per share attributable to this offering	$1.53

As-adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering		$5.54

Dilution per share to new investors purchasing our common stock in this offering		$9.23

An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $14.77 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75.0 million during the term of the sales agreement with Jefferies is sold at that price, would increase our as-adjusted net tangible book value per share to $5.59 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $10.18 per share, after deducting 3.0% in commissions as well as estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $14.77 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75.0 million during the term of the sales agreement with Jefferies is sold at that price, would decrease our as-adjusted net tangible book value per share to $5.48 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $8.29 per share, after deducting 3.0% in commissions as well as estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and table are based on 29,061,152 shares of common stock outstanding as of March 31, 2026, and excludes:

•

6,740,178 shares of common stock issuable upon the exercise of options outstanding under our 2019 Equity Incentive Plan, or 2019 Plan, our 2012 Equity Incentive Plan and our 2024 Inducement Stock Incentive Plan, or Inducement Plan, as of March 31, 2026, with a weighted-average exercise price of $32.21 per share;

•

627,055 shares of common stock issuable upon vesting and settlement of restricted stock units, performance share units and relative total stockholder return units outstanding under our equity incentive plans as of March 31, 2026;

•	1,988,454 shares of common stock reserved for future issuance under our 2019 Plan as of March 31, 2026; and

•	344,507 shares of common stock reserved for future issuance under our Inducement Plan as of March 31, 2026.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $75,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.enanta.com. Our website is not a part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference in this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC and omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-35839) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement is terminated or completed:

•

our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 19, 2025, and the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 26, 2026 and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2025 and March 31, 2026, filed with the SEC on February 11, 2026 and May 13, 2026, respectively;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on October 1, 2025, March 12, 2026, March 26, 2026 and June 23, 2026 ; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 18, 2013, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended September 30, 2019.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus. You may obtain copies of these documents, at no cost to you, from our website (www.enanta.com), or by writing or telephoning us at the following address: Enanta Pharmaceuticals, Inc., 4 Kingsbury Avenue, Watertown, Massachusetts 02472, (617) 607-0800. As noted above, our website is not a part of this prospectus supplement and accompanying prospectus and is not incorporated by reference in this prospectus supplement and accompanying prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $150,000,000 in the aggregate from time to time, in one or more series or issuances and on terms determined at the time of the offering, any combination of the securities described in this prospectus.

This prospectus describes some of the general terms of these securities. The specific terms of the securities to be offered and other information as to the terms and matters related to a specific offering will be described in one or more prospectus supplements to this prospectus. The prospectus supplements may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read carefully both this prospectus and any prospectus supplement before making your investment decision.

We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods at prices and on terms determined at the time of offering. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Enanta Pharmaceuticals, Inc. is listed on The Nasdaq Global Select Market under the symbol “ENTA.”

Investing in these securities involves significant risks. See “Risk Factors” on page 2 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference”.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website, which is provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company,” “the Company” or “Enanta” in this prospectus refer collectively to Enanta Pharmaceuticals, Inc. and its subsidiaries.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed subsequent to the end of the year covered by such annual report, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors (if any) and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 1 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are a biotechnology company that uses our robust, chemistry-driven approach and drug discovery capabilities to discover and develop small molecule drugs for virology and immunology indications.

Virology:

We discovered glecaprevir, the second of two antiviral protease inhibitors developed through our collaboration with AbbVie for the treatment of acute or chronic infection with hepatitis C virus, or HCV. Glecaprevir is co-formulated as part of AbbVie’s leading brand of direct-acting antiviral, or DAA, combination treatment for HCV, which has been marketed under the tradenames MAVYRET® (U.S.) and MAVIRET® (ex-U.S.) (glecaprevir/pibrentasvir) since 2017 for the treatment of chronic HCV. MAVYRET® was also approved as the first and only treatment for acute HCV infection in June 2025.

Our active development programs in virology are focused on respiratory syncytial virus, or RSV, the most common cause of bronchiolitis and pneumonia and a leading cause of U.S. hospitalization in young children, and a significant cause of respiratory illness in older adults. Populations at high risk for severe RSV infection include infants and young children, adults older than 65 years of age, and those with comorbidities such as chronic heart or lung disease. Recent CDC estimates suggest a significant RSV burden in the U.S., with up to 6.5 million outpatient visits, 350,000 hospitalizations and 23,000 deaths annually.

We also have clinical-stage programs in virology for SARS-CoV-2, the virus that causes COVID-19, and Hepatitis B virus, or HBV, the most prevalent chronic hepatitis.

Immunology:

In immunology, we are designing and developing highly potent and selective, oral small molecule inhibitors for the treatment of type 2 inflammatory disease by targeting key mechanisms of the immune response. An overactive response is a primary driver of a number of inflammatory diseases for which there is an enduring unmet need including atopic dermatitis, or AD, urticarias, asthma, prurigo nodularis, or PN, chronic rhinosinusitis with nasal polyps, or CRSwNP, as well as some forms of chronic obstructive pulmonary disease, or COPD, and other conditions. Based on industry reports, by 2030 the market is projected to be approximately $5 billion for urticaria, $30 billion for AD and $35 billion for the combined market of asthma, COPD, CRSwNP, and PN.

Our initial immunology targets involve the following mechanisms of immune response:

•

KIT, a receptor tyrosine kinase, critical for regulating mast cell survival and activation, including release of potent inflammatory mediators such as histamine, which is a primary driver of inflammation and implicated in multiple allergic diseases;

•	STAT6, a transcription factor uniquely responsible for interleukin-4, or IL-4, and interleukin-13, or IL-13, cell signaling, which drives a type 2 dominant phenotype and downstream inflammation; and

•

MRGPRX2, a non-canonical G-Protein-Coupled-Receptor (GPCR) expressed predominantly on mast cells, which upon activation triggers degranulation and release of inflammation mediating components, leading to an inflammatory response that is a driver in multiple allergic diseases.

These mechanisms are implicated, along with others, in several diseases, and it is not uncommon for an efficacious treatment for one disease to be tested and approved for other immunology indications. In addition, these mechanisms are orthogonal approaches that may provide additive or complementary benefit if used in combination. We currently plan to focus our initial immunology drug development, proof-of-concept efforts on the following disease indications:

•

Urticaria, including chronic spontaneous urticaria, or CSU, a severely debilitating, chronic inflammatory skin disease manifested by hives, angioedema, which is swelling of soft tissues, or both, but with no identified triggers, which has an estimated global prevalence of between 0.5% – 1% of the population, resulting in approximately 1.75–3.5 million people with this condition at any given time in the U.S. alone or chronic inducible urticaria (CIndU) of various forms with a variety of known triggers; and

•

Atopic dermatitis, or AD, a chronic dermatological disease characterized by dry, red, inflamed, irritated and itchy skin with significant quality of life impacts such as leading a limited lifestyle, avoidance of social interactions and a reduced range of activities, with AD affecting 7.3% of the US adult population, of whom approximately 40% have moderate to severe disease.

Corporate Information

We are a Delaware corporation, incorporated in 1995. Our principal executive offices are located at 4 Kingsbury Avenue, Watertown, Massachusetts 02472, and our telephone number is (617) 607-0800. Our web site address is http://www.enanta.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.enanta.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35839) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after (1) the date of the initial registration statement and prior to the effectiveness of the registration statement and (2) the date of effectiveness of the registration statement but prior to the termination of the offering of the securities hereunder:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 19, 2025;

•

our Definitive Proxy Statement on Schedule 14A, filed on January  26, 2026 (excluding those portions that are not required to be incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2025);

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 11, 2026;

•	our Current Report on Form 8-K, filed with the SEC on October 1, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 18, 2013, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended September 30, 2019.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents, at no cost to you, from our website (www.enanta.com), or by writing or telephoning us at the following address: Enanta Pharmaceuticals, Inc., 4 Kingsbury Avenue, Watertown, Massachusetts 02472, (617) 607-0800. As noted above, our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition, as well as assumptions relating to the foregoing, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about overall trends, royalty revenue trends, research and clinical development plans, liquidity and capital needs and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions. These forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These forward-looking statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and the information incorporated by reference in this prospectus may turn out to be inaccurate.

Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” section of this prospectus, any related prospectus supplement or any related free writing prospectus, our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. You should not rely upon forward-looking statements as predictions of future events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. You should read this prospectus, the documents that we reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus and the information incorporated by reference herein also contain estimates and other information concerning our industry and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Unless otherwise expressly stated, we obtained this industry, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, commercialization and distribution expenditures, manufacturing expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our common stock and a summary of our preferred stock. You should refer to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which is filed as an exhibit to our most recently filed Annual Report on Form 10-K.

General

Our Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of common stock, par value $0.01 per share, and 4,999,989 shares of preferred stock, par value $0.01 per share, of which 1,999,989 shares are designated Series 1 Nonconvertible Preferred Stock and 3,000,000 shares of preferred stock are undesignated. As of February 5, 2026, 29,019,344 shares of common stock, 1,930,585 shares of Series 1 Nonconvertible Preferred Stock and no other shares of preferred stock were issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as and when declared by our board of directors. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, including the Series 1 Nonconvertible Preferred Stock and any preferred stock which we may designate in the future. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Series 1 Nonconvertible Preferred Stock.

The Series 1 Nonconvertible Preferred Stock was designed to provide a specified return to investors in a 2010 financing before we became a public company. In the event of any liquidation, dissolution or winding up of the affairs of the company, or a merger, a sale of shares representing majority voting power, or a sale of substantially all the assets of the company, referred to as a “Deemed Liquidation Event”, the Series 1 Nonconvertible Preferred Stock will have priority over the holders of common stock and any other series of stock that we may designate in the future, and shall be entitled to $1.00 per share to be paid first out of any assets of the company available for distribution. Holders of Series 1 Nonconvertible Preferred Stock are not entitled to receive notice of, to attend, or to vote at any meeting of the stockholders. In any case in which the General Corporation Law of the State of Delaware requires that holders of Series 1 Nonconvertible Preferred Stock be entitled to vote at any meeting of stockholders, such holders will be entitled to vote as a class, separately from any other class or series of capital stock and will be entitled to one vote per share. All outstanding shares of Series 1 Nonconvertible Preferred Stock are fully paid and nonassessable. With the approval of a majority of the outstanding shares of the Series 1 Nonconvertible Preferred Stock, we may call for redemption shares of Series 1 Nonconvertible Preferred Stock at a cash redemption price equal to $1.00 per share. Holders of Series 1 Nonconvertible Preferred Stock have no preemptive, conversion or subscription rights, and there are no sinking fund provisions applicable to the Series 1 Nonconvertible Preferred Stock.

Undesignated Preferred Stock.

Under our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 3,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorize to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below. Certain terms of the preferred stock described below are incomplete.

Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Enanta and might harm the market price of our common stock.

Our board of directors will make the determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations or restrictions on the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The preferred stock, when issued, will be fully paid and nonassessable.

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our charter documents provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our Chief Executive Officer, or our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Staggered Board; Removal of Directors

Our Certificate of Incorporation and our Bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Super-Majority Voting

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Certificate of Incorporation described in this paragraph and under the heading “Staggered Board; Removal of Directors” above.

Authorized But Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ENTA.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer any particular series of debt securities, a prospectus supplement, information incorporated by reference or any free writing prospectus, as applicable, will explain the terms of those debt securities, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as they will indicate the general terms and provisions that apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, information incorporated or free writing prospectus by reference, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement, information incorporated or free writing prospectus by reference relating to such series.

We can issue an unlimited amount of debt securities under the indenture, and those securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. With respect to any series of debt securities we offer, we will set forth in a prospectus supplement, information incorporated by reference or free writing prospectus the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder or holders of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificates issued in definitive form or as one or more global securities representing the entire issuance, as described under “Forms of Securities,” below;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium (if any) and interest on the debt securities will be made;

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if payments of principal of, premium (if any) or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium (if any) or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	United States federal income tax consequences related to the debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information regarding any special considerations applicable to any of these debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium (if any) and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Transfer and Exchange; Global Securities

Each debt security may be represented by either a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of debt securities, as described below under “Forms of Securities” and in Section 2.14 of the form of indenture.

If we issue certificated debt securities, you may transfer or exchange such certificates at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium (if any) and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either the reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, information incorporated by reference or free writing prospectus, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the applicable payment. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also add, replace or terminate paying agents from time to time, or change the office of any paying agent, as set forth in a prospectus supplement, information incorporated by reference or free writing prospectus. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

We will set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on any debt securities and under the related indenture; and

•	immediately after giving effect to the transaction, no Default (as defined in the indenture) or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement, information incorporated by reference or free writing prospectus relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture as described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. The indenture provides that we may be discharged from our obligations under the indenture with respect to a series of debt securities (subject to certain exceptions) when, among other things, all of the debt securities of that series have been delivered to the trustee for cancellation and we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities, or, alternatively, when the following conditions (among others) are met:

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all of the debt securities of that series that have not been delivered for cancellation have become due and payable, or will become due and payable within one year, or have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee;

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we have deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the securities of such series on the dates such installments of principal or interest are due; and

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or a covenant defeasance.

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including any mandatory sinking fund or analogous payments) of and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock, debt securities or any combination of the foregoing, either individually or as units comprised of two or more other securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We may also add, replace, or terminate warrant agents from time to time.

The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. When warrants are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any warrants offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title and number of warrants;

•	the price or prices at which the warrants will be issued and may be exercised, including provisions for the exercise of the warrants without payment of cash, if any;

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value, number and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

•	the number of units purchasable upon exercise of warrants to purchase units, the securities comprising such units and their terms, and the exercise price for the warrants;

•	any provisions for adjustment in the number, type or amount of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•

whether registered warrants will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of warrants, as described under “Forms of Securities,” below;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants;

•	the identity of the warrant agent, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of common stock or preferred stock warrants will not be entitled to:

•	vote, consent or receive dividends or other distributions (including upon any liquidation, dissolution or winding up of the company);

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will therefore not be entitled to payments of principal (or premium, if any) or interest, if any, and may not enforce covenants in any applicable indenture.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After such specified time on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock, preferred stock, debt securities, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units, information incorporated by reference or a related free writing prospectus. Each unit agent will act solely as our agent in connection with the certificates relating to the units and will not assume any obligation or relationship of agency or trust with any holders of unit certificates or beneficial owners of units. We may also add, replace, or terminate unit agents from time to time.

The following description, together with the additional information included in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes the general features of the units that we may offer under this prospectus. When units are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any units offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

The particular terms of any issue of units will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities composing the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•

whether the units will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of units, as described under “Forms of Securities,” below;

•	United States federal income tax consequences applicable to the units; and

•	any other terms of the units and their constituent securities.

FORMS OF SECURITIES

General

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants or units in the form of one or more fully registered global securities, bearing all applicable legends, to be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for certificated securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ global accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ global abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. These procedures may change from time to time. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be qualified to serve as a depositary, and a qualified successor depositary is not appointed by us within 90 days, we will issue certificated securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus to or through underwriters or dealers, directly to purchasers, through agents or through a combination of any these methods. We may distribute the securities in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, negotiated prices or prices determined by competitive bids, or through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement, information incorporated by reference or a related free writing prospectus will include the following information, to the extent applicable:

•	the terms of the offering, including any option to purchase additional securities;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any exchange on which the securities will be listed.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. We may engage in block transactions on any stock exchange or other market where the securities may be traded.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than securities that they may have the option to purchase). The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.

Underwriters may sell our securities to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities offered through this prospectus, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will include the names of the dealers and the terms of the transaction.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as well as any profit on their resale of our securities, may be treated as underwriting compensation under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement, information incorporated by reference or free writing prospectus.

Delayed Delivery Contracts

If the prospectus supplement, information incorporated by reference or free writing prospectus indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement, information incorporated by reference or free writing prospectus. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus states otherwise, each series of offered securities, other than common stock, will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option to purchase additional securities. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (except for offerings priced after 4:30 p.m. Eastern Time, which may settle on the second business day after the trade date), unless the parties to any such trade expressly agree otherwise at the time of the transaction. The applicable prospectus supplement may provide that the original issue date for your securities will be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day immediately preceding the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements at the time of trade to prevent a failed settlement.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market-making transactions in our securities on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement, information incorporated by reference or free writing prospectus.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, information incorporated by reference or free writing prospectus, including liabilities under the Securities Act, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

July 2, 2026